UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

Xinde Technology Company
(Exact name of registrant as specified in its charter)

Nevada	000-53672	20-8121712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number 363, Sheng Li West Street, Weifang, Shandong Province, The People’s Republic of China
 (Address of principal executive offices)

Registrant's telephone number, including area code: (86) 536-8322068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of matters to a vote of security holders.

           On April 7, 2011, Xinde Technology Company, a Nevada corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”).  At the Special Meeting, the Company’s stockholders approved, by the requisite number of votes, two proposals as follows:

•	To effect an increase in the amount of the Company’s authorized common stock, par value $0.001 per share (“Common Stock”), from 150,000,000 shares to 350,000,000 shares (“Proposal No. 1”).

•	To effect a 4-for-1 forward split of the Company’s outstanding Common Stock (“Proposal No. 2”).

The result of the voting on Proposal No. 1 was as follows:

Proposal No. 1
For	Against	Abstain	Broker Non-Votes
(Common Stock)	(Common Stock)	(Common Stock)	(Common Stock)
42,005,205	0	0	15,498,866

The result of the voting on Proposal No. 2 was as follows:

Proposal No. 2
For	Against	Abstain	Broker Non-Votes
(Common Stock)	(Common Stock)	(Common Stock)	(Common Stock)
42,005,205	0	0	15,498,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2011

XINDE TECHNOLOGY COMPANY
By: /s/ Dianjun Liu
Name: Dianjun Liu Title: Chief Executive Officer